UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2008

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:	(801) 566-1200

ITEM 7.01 Regulation FD Disclosure

Update of Projected Minimum Royalties Expected in 2009 and 2010

In UTMD’s SEC Form 10-K for the year ended December 31, 2007, the Company made the following statement regarding its expectations for receiving royalties in future years:

“As a matter of policy, UTMD licenses its proprietary technology to others in circumstances where licensing does not directly compete with UTMD's own marketing initiatives.  During 2007, the Company received $450 in royalty income, the same as in 2006 and 2005.  Based on the expiration dates of the patents for which the current royalty income is being received and the $450 annual maximum, UTMD expects royalties of at least $450, $450 and $310 in 2008, 2009 and 2010, respectively.  UTMD’s future financial performance also depends on the marketing ability of other companies that license UTMD’s technology.”

The projection for 2008 was accurate.  Based on a new interpretation of the expiration dates of patents for which current royalty income is being received, the Company does not expect to receive the minimum royalties in 2009 and 2010 as previously announced.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 9/3/2008	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO